Exhibit 31.2

I, Lisa Klinger, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of The Fresh Market, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Lisa Klinger

Lisa Klinger

Executive Vice President and Chief Financial Officer

(Principal Financial Officer)

Date: April 25, 2011